UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Abbott Laboratories

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online Go to www.investorvote.com/abt. or scan the QR code — login details are located in the shaded bar below.

Annual Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Abbott Laboratories Annual Meeting of Shareholders to be held on April 29, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 proxy statement and 2021 annual report to shareholders are available at:

Easy Online Access – View your proxy materials and vote.

Step 1: Go to www.investorvote.com/abt.

Step 2: Click on the icon on the right to view meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selections as instructed on each screen for your delivery preferences.

Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for this request. Please make your request as instructed on the reverse side of this Notice on or before April 15, 2022 to facilitate timely delivery.

2 N O T	C O Y

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Annual Meeting Notice

Abbott Laboratories Annual Meeting of Shareholders will be held at 9:00 a.m. Central Time on Friday, April 29, 2022 at meetnow.global/ABT2022.

The 2022 Annual Meeting of Shareholders will be held virtually to enable broader and more convenient shareholder participation and to support the health and safety of Abbott’s shareholders, employees, and communities during the ongoing coronavirus pandemic. There will not be a physical location for the Annual Meeting, and shareholders will not be able to attend the Annual Meeting in person.

How to Attend the Meeting on the Virtual Meeting Platform. Shareholders will be able to attend, vote their shares, and submit questions during the Annual Meeting at meetnow.global/ABT2022. To be admitted to the meeting, you must have the 15-digit control number printed on the reverse side of this form.

How to Attend the Meeting by Phone. Shareholders who wish to attend the meeting by phone should contact Abbott representatives at 224-668-7238 or abbottshareholders@abbott.com to obtain the meeting telephone number in advance of the meeting. Shareholders participating by phone will be able to listen to the meeting but will not have the ability to vote or submit questions during the meeting.

Items to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed in Item 1 and FOR Items 2 and 3:

1.	Election of 12 Directors:

01 - R. J. Alpern
05 - M. A. Kumbier
09 - M. F. Roman
02 - S. E. Blount
06 - D. W. McDew
10 - D. J. Starks
03 - R. B. Ford
07 - N. McKinstry
11 - J. G. Stratton
04 - P. Gonzalez
08 - W. A. Osborn
12 - G. F. Tilton

2.	Ratification of Ernst & Young LLP As Auditors

3.	Say on Pay - An Advisory Vote on the Approval of Executive Compensation

The Board of Directors recommends a vote AGAINST Items 4, 5, 6, 7 and 8.

4.	Shareholder Proposal – Special Shareholder Meeting Threshold

5.	Shareholder Proposal – Independent Board Chairman

6.	Shareholder Proposal – Rule 10b5-1 Plans

7.	Shareholder Proposal – Lobbying Disclosure

8.	Shareholder Proposal – Antimicrobial Resistance Report

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please follow the instructions provided above.

Instructions for virtually attending the Abbott Laboratories 2022 Annual Meeting of Shareholders are also available in the proxy statement, which can be viewed at www.investorvote.com/abt.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side of this Notice when requesting a copy of the proxy materials.

–	Internet - Go to www.investorvote.com/abt.

–	Phone - Call us free of charge at 1-866-641-4276.

–	Email - Send an email to investorvote@computershare.com with “Proxy Materials Abbott Laboratories” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of this Notice, and state that you want a paper copy of the proxy materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 15, 2022.